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Exhibit 10.36

INTERACTIVE HEALTH LLC THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

BY

Interactive Health, Inc., a Delaware corporation (sole member)

i

	(b) Salaries of Officers	14
	(c) Duties and Powers of the Chairman	14
	(d) Duties and Powers of the CEO	14
	(e) Duties and Power of President	15
	(f) Duties and Powers of Vice President or Executive Vice President	15
	(g) Duties and Powers of Secretary	15
	(h) Duties and Powers of Chief Financial Officer	16
	(i) Acts of Officers as Conclusive Evidence of Authority	16
	(j) Signing Authority of Officers	16
	(k) Bank Accounts	17
6.7	Conflicts of Interest	17
6.8	Limitation on Liability	17
6.9	Indemnification and Liability of Directors and Officers	18
6.10	Indemnification Procedures; Survival	19
6.11	Reimbursement of Expenses	19
ARTICLE 7:	PROVISIONS APPLICABLE TO MEMBERS	20
7.1	Liability	20
7.2	No Participation in Control or Management	20
7.3	No Withdrawal or Dissolution	20
7.4	Consent	20
7.5	Admission of Additional Members; Additional Classes of Members	20
7.6	Members Are Not Agents	20
7.7	Voting	20
ARTICLE 8:	BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS	21
8.1	Books; Place; Access	21
8.2	Attorneys and Accountants, Financial Reports	21
8.3	Bank Accounts	21
8.4	Tax Matters Member; Tax Matters	21
ARTICLE 9:	ASSIGNMENT OR TRANSFER OF MEMBERS' INTERESTS	22
9.1	Restriction on Transfer	22
9.2	Documents and Expenses	23
9.3	Acquit Company	23
9.4	Further Restrictions on Transfer	23
ARTICLE 10:	AMENDMENT OF AGREEMENT	23
ARTICLE 11:	DISSOLUTION AND LIQUIDATION	24
11.1	Events Causing Dissolution	24
11.2	Liquidation and Winding Up	24
ARTICLE 12:	MISCELLANEOUS PROVISIONS	24
12.1	Interpretation	24
12.2	Notice	25
12.3	Successors and Assigns	25
12.4	Governing Law	25
12.5	Severability	25
12.6	Partition	25
12.7	Counterparts	25
12.8	Entire Agreement	25
12.9	No Third Pay Beneficiary	25
12.10	Specific Performance	25
12.11	Cumulative Voting	26
12.12	Preemptive Rights	26

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12.13	Dissenters Rights	26
12.14	Exhibits	26
12.15	Arbitration	26
12.16	Survival	26

iii

INTERACTIVE HEALTH LLC

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

        THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into effective as of January     , 2005, by Interactive Health, Inc., a Delaware corporation, as the sole member (the "Member").

ARTICLE 1: ORGANIZATION OF THE COMPANY

        The undersigned constitutes the sole Member of Interactive Health LLC, a Delaware limited liability company (the "Company"). The undersigned ratifies and approves the execution and filing in the office of the Secretary of State of the State of Delaware of the Certificate of Formation on July 13,1999 (the "Certificate") and agrees that this Agreement shall constitute the limited liability company agreement of the Company within the meaning of the Act effective as of January     , 2005.

1.1   Name.

        The name of the Company is, and the business of the Company shall be conducted under, "Interactive Health LLC".

1.2   Principal Place of Business.

        The location of the principal place of business of the Company is 3030 Walnut Avenue, Long Beach, California 90807, or such other place as the Board may from time to time determine.

1.3   Term.

        The Company's existence shall continue until terminated, dissolved or liquidated in accordance with the provisions of this Agreement and the Act.

1.4   Agent for Service of Process.

        The name and address of the agent for service of process is CSC The Corporation Trust Company, Corporation Trust Center 1209 Orange Street, Wilmington, Delaware 19801.

1.5   Duties of Members.

        The duties of the Members to the Company or to each other in respect of the Company, shall be those established in this Agreement, provided that nothing herein shall be deemed to establish any Member as a partner or the Company as a general partnership.

ARTICLE 2: DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

        "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(1)(5); and (ii) debt to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(6) and 1.704-l(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is Intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

        "Affiliate" or "Affiliated Person," means, when used with reference to a specified person, (1) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer, director, member, partner or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, director, member, partner or trustee, or with respect to which the specified person serves in a similar capacity, (iii) any person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified person or of which the specified person has a substantial beneficial interest, and (iv) any relative or spouse of the specified person.

        "Aggregate Adjusted Capital Contributions" means with respect to each Member, individually, or all Members, collectively, as the case may be, (a) the sum of all Capital Contributions made pursuant to Section 4.1 of this Agreement, less (b) the aggregate value of all distributions made pursuant to Article 5 and Section 11.2(d) of this Agreement.

        "Board" means the Board of Directors of the Company.

        "Capital Account" means the capital account established on behalf of each Member on the books of the Company. In general, the Capital Account of each Member shall be initially credited with the amount of such Member's initial Capital Contribution to the Company, as set forth on Schedule A attached hereto. Each such Member's Capital Account shall be increased by (1) the amount of money contributed by it to the Company, (2) the fair market value of the property contributed by it to the Company (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Code Section 752), and (3) allocations to it of Profits and other items of book income and gain, and is decreased by (4) the amount of money distributed from it by the Company, (5) the value of the property (as determined below) distributed by the Company to the Member (net of liabilities securing such distributed property that the Member is considered to assume or take subject to under Code Section 752) and (6) allocations to it of Losses and other items of book loss and deduction, and is otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). For purposes of this Agreement, a Member who has more than one interest in the Company shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired. It is the intent of the Company that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1,704-1(b)(2)(iv) at all times throughout the full term of the Company. Accordingly, the Board is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said Section of the Treasury Regulations.

        "Capital Contribution" means any contribution to the capital of the Company in cash, property or services by a Member whenever made as permitted by law.

        "Code" means the Internal Revenue Code of 1986, as amended. Any reference in this Agreement to a Section of the Code shall be considered also to include any, subsequent amendment or replacement of that Section.

        "Company" means Interactive Health LLC, a Delaware limited liability company.

        "Company Agreement" or "Agreement" means this Limited Liability Company Agreement and any proper amendment or supplement hereto.

        "Company Minimum Gain" means "partnership minimum gain" set forth in Section 1.704-2(b)(2) of the Treasury Regulations.

        "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income, tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis.

        "Director" or "Directors" means a member of the Board.

        "Fiscal Year" means the Company's fiscal year, which shall end on December 31 of each year.

        "Gross Asset Value" means, with respect to any asset, such asset's book value determined in accordance with the principles of Treasury Regulations Section 1.744-1(b). Consequently, each asset's Gross Asset Value is equal to the asset's adjusted basis for federal income tax purposes, except as follows: (i) the Initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company; (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values with the consent of the Board but only as permitted by the Treasury Regulations; and (iii) if the Gross Asset Value of an asset has been determined pursuant to clauses (i) or (ii) hereof, such Gross Asset Value shall thereafter be adjusted by depreciation or amortization or other cost recovery deductions, if any, taken into account with respect to such asset for purposes of computing Profits or Losses.

        "Majority-in-Interest" means the affirmative vote or consent of more than fifty percent (50%) of the Members determined by reference to their respective Percentage Interests of the Company.

        "Member Nonrecourse Debt" means "partner nonrecourse debt" in Treasury Regulations Section 1.704-2(b)(4).

        "Member Nonrecourse Deductions" means "partner nonrecourse deductions" in Treasury Regulations Section 1.704-2(i)(2).

        "Members" means those Persons set forth on Schedule A.

        "Membership Interest" means the entire ownership interest of a Member in the Company at any particular time, including, without limitation, the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under law, together with the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under applicable law.

        "Minimum Gain Attributable to Member Nonrecourse Debt" means "partner nonrecourse debt minimum gain" as determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

        "Nonrecourse Deductions" has the meaning set forth under Sections 1.704-2(b)(1) and (c) of the Treasury Regulations.

        "Nonrecourse Liabilities" has the meaning set forth under Section 1.704-2(b)(3) of the Treasury Regulations.

        "Percentage Interest" means the percentage ownership of the Company owned by each Member. The sum of Percentage Interests shall always equal 100%. The respective Percentage Interests of each Member are set forth on Schedule A attached hereto.

        "Person" means any individual, limited liability company, corporation, partnership, trust or other entity.

        "Profits" and "Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated

separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (1) any income of the Company that is exempt from federal Income tax and not otherwise taken into account in computing profits or Losses shall be added to such taxable Income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704.1(b)(2(iv)(i) shall be subtracted from such taxable income or loss; (iii) gain or loss resulting from any disposition of a property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; (iv) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, the Company shall compute such deductions based on the Depreciation of a property; (v) if the Gross Asset Value of an asset is adjusted, then the amount of such adjustment shall be treated as an item of gain or loss and included In the computation of Profits and Losses; and (vi) items allocated pursuant to Sections 5,2(b) through 5.2(f) and 5.2(1) shall riot be included, in the computation of Profits and Losses.

        "Regulatory Allocations" has the meaning set forth in Section 5.2(g) hereof.

        "Restricted Member" has the meaning set forth in Section 5.2(a) hereof.

        "Tax Items" has the meaning set forth in Section 5.3 hereof.

        "Tax Matters Member" shall be the "tax matters partner" defined in Section 6231(a)(7) of the Code. Interactive Health, Inc. shall be the Tax Matters Member of the Company.

        "Transfer" means the sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, encumbrance, exchange or other disposition of any part or all of a Member's Membership Interest; whether or not for value, and whether voluntarily, by operation of law or otherwise.

        "Treasury Regulations" shall mean the Regulations issued by the U.S. Treasury Department under the Code.

ARTICLE 3: PURPOSE AND CHARACTER OF THE BUSINESS

3.1   General Purpose.

        The purpose of the Company is to engage in any lawful business, purpose or activity for which a limited liability company may be organized under the act. Notwithstanding the foregoing, without the consent of a Majority-in-Interest, the Company shall not engage in any business other than the following:

          (a)   The business of producing and marketing robotic massage chairs and other related products; and

          (b)   Such other activities directly related to and in furtherance of the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Board.

3.2   Authority.

        The Company may make, execute, deliver and perform, any and all contracts, commitments, undertakings, consents, restrictions, covenants, warranties, expressions of investment intent and other agreements or arrangements, and may engage in any and all activities and transactions, as may, in the opinion of the Board (as provided for in Article 6 hereof), be necessary or appropriate to carry out the objectives and purposes described in Section 3.1 hereof. Without limiting the above, the Company may:

          (a)   either by itself or by contract with others, maintain for the conduct of the Company's affairs one or more offices, and in connection therewith rent or acquire office space, engage personnel, whether part-time or full-time, and do, or cause to be done, such other acts as deemed necessary or appropriate in connection with the maintenance and administration of such office or offices and the provision of administrative and clerical services to the Company;

          (b)   register or qualify the Company under any applicable federal or state laws, or obtain exemptions under such laws;

          (c)   engage independent attorneys, accountants, advisers, consultants and such other persons as deemed necessary or appropriate;

          (d)   borrow money and issue evidences of indebtedness, on a secured or unsecured basis, on behalf of the Company and

          (e)   guarantee the payment of debts or performance of other obligations of Persons in which the Company, directly or indirectly, has an interest

3.3   U.S. Tax-Classification.

        It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for U.S. federal income tax purposes. In accordance therewith, the Company shall elect to be treated as a partnership for such purposes and shall not revoke or otherwise change this election without the unanimous consent of the Members. A Member shall not file (and each Member hereby represents that it has not and will not file) any income tax election or other document that is inconsistent with the Company's position regarding its classification as a "partnership" for applicable U.S. federal, state and local income tax purposes.

ARTICLE 4: CAPITAL CONTRIBUTIONS

4.1   Capital Contributions of Members.

        The sole Member has contributed to the Company an amount of capital set forth opposite such Member's name on Schedule A attached hereto in exchange for the Percentage Interest acquired by such Member as set forth on Schedule A.

4.2   Capital Accounts.

        A separate Capital Account shall be maintained by the Company for each Member in accordance with the capital account maintenance rules of Treasury Regulations Section 1.7041(b)(2)(iv), and the provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent therewith. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Article 11 hereof.

4.3   No Right to Return of Contribution; No Interest on Capital.

        Except as provided in this Agreement, no Member shall have the right to withdraw or receive any return of, or interest on its Capital Contribution or on any balance in such Member's Capital Account.

Under any circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash.

4.4   Loans to Company.

        A Member may, but is not obligated to, make secured or unsecured loans to the Company from time to time, as determined by the Board. Any such loans shall not be treated as contributions to the capital of the Company for any purpose hereunder, nor entitle a Member to any increase in such Member's share of the Profits and Losses and distributions of the Company, but the Company shall be obligated to such Member for the amount of any such loans, with interest thereon at a rate equal to two percent (2%) over the "prime rate" of interest as announced as of such date by Norwest Bank Minnesota, N.A. The principal and interest on any loans to the Company made pursuant to this Section 4.4 shall be repaid prior to any distributions to Members pursuant to Articles 5 or 11.

4.5   Creditor's Interest in Company.

        No creditor who makes a nonrecourse loan to the Company shall have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net revenues of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

4.6   Limited Liability of Members.

        A Member shall not be liable for any of the debts, liabilities, contracts or other obligations of the Company. Except as otherwise provided in this Agreement or under applicable law, a Member shall be liable only to make their initial Capital Contribution and the Members shall not be required to lend any funds to the Company or, after their initial Capital Contribution shall have been paid, to make any further contributions to the capital of the Company.

ARTICLE 5: PROFITS, LOSSES, DISTRIBUTIONS

5.1   Allocation of Profit and Losses.

        The Profits and Losses of the Company for each Fiscal Year of the Company shall be allocated to the Members pro rata in accordance with their respective Percentage Interests in the company.

5.2   Regulatory Allocations and Other Allocation Rules.

        Notwithstanding Section 5.1 hereof, the following special allocations shall be made as follows, and, as appropriate, in the following order:

          (a)   Losses otherwise allocable to a Member hereunder that would pause such Member (hereinafter, a "Restricted Member") to have an Adjusted Capital Account Deficit as of the end of the Fiscal Year to which such Losses relate shall not be allocated to such Restricted Member and instead shall be allocated to the other Member(s) pro rata in accordance with their relative Percentage Interests.

          (b)   If there is a net decrease in Company Minimum Gain for any Fiscal Year (except as a result of conversion or refinancing of Company indebtedness, certain capital contributions or revaluation of the Company's property as further outlined in Treasury Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company Minimum Gain. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 5.2(b) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

          (c)   If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Fiscal Year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of the Company's property as further outlined in Treasury Regulations Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and (j)(2). This Section 5.2(c) is intended to comply with the minimum gain chargeback requirement with respect to Member Nonrecourse Debt contained in said section of the Treasury regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 5.2(c) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

          (d)   In the event a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6); and such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This Section 5.2(d) is intended to constitute a "qualified income offset" under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (e)   Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members as deemed appropriate by the Tax Matters Member.

          (f)    Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss for the debt (i.e., the Member Nonrecourse Debt) in respect of which such Member Nonrecourse Deductions are attributable (as determined under Treasury Regulations Section 1.704-2(b)(4) and (i)(1)).

          (g)   To the extent necessary to avoid any economic distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Tax Matters Member in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause. For purposes hereof; "Regulatory Allocations" shall mean the allocations provided under Sections 5.2(a) through 5.2(f).

          (h)   Allocations to Members whose interests vary during a year by reason of transfer, redemption, admission, capital contributions, or otherwise, shall be made as determined by the Tax Matters Member in accordance with permissible methods under Code Section 706.

          (i)    To the extent that Treasury Regulations Section 1.704.1(b)(2)(iv)(m) requires that Capital Accounts be adjusted with respect to an adjustment to the basis of Company property pursuant to a Code Section 754 election, such adjustment shall be treated as an item of income, gain or loss and allocated to the Members as appropriate.

5.3   Tax Allocations.

          (a)   Subject to Section 5.3(b), items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Members on the same basis as their respective book items, as provided in Sections 5.2 and 5.3.

          (b)   If any Company property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' share of tax items under Code Section 704(c). The Tax Matters Member is authorized to choose any reasonable method permitted by the Treasury Regulations pursuant to Code Section 704(c), including the "remedial allocation" method, the "curative" method and the "traditional" method.

          (c)   Pursuant to Treasury Regulations Section 1.752-3, each Member's interest in Company profits, for purposes of determining such Member's shares of excess Nonrecourse Liabilities, shall be that Member's Percentage Interest.

          (d)   The Members are aware of the income tax consequences of the allocations made by this Agreement and shall report their shares of Profits and Losses for income tax purposes consistently with this Agreement.

5.4   Non-Liquidating Distributions.

          (a)   Subject to applicable law and any limitations contained elsewhere in this Agreement, the Board may elect from time to time to distribute assets of the Company, including cash, to the Members in proportion to their Percentage Interests. Neither the Company nor the Board shall incur any liability for making distributions in accordance with this Section 5.4. No distribution of assets shall be made to the Members if, after giving effect to the distribution, the Company would not be able to pay its debts as they become due in the usual course of business, except for distributions made in violation of the Law or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company to any creditor of the Company.

          (b)   Notwithstanding anything herein to the contrary, prior to March 31 of each calendar year, the Company shall distribute to each Member an amount in cash equal to the product of (i) such Member's Percentage Interest, and (ii) the taxable income of the Company (for federal income tax purposes) for the preceding Fiscal Year, and (iii) the sum of (x) the highest marginal federal tax rate for individuals applicable to such Fiscal Year plus (y) the highest marginal California tax rate for individuals applicable to such Fiscal Year.

5.5   Distributions in Liquidation.

        Notwithstanding Section 5.4 hereof, distributions in liquidation of the Company or of a Member's interest in the Company shall be made to the Members whose interests are being liquidated in accordance with their positive Capital Account balances after all other adjustments to such Capital Accounts with respect to the year of liquidation. For purposes of this provision, liquidation shall have the meaning assigned to it in Treasury Regulations Section 1.704-1(b)(2)(ii)(g). The timing of such liquidating distributions shall comply with Treasury Regulation Sections 1.704-1 or any similar regulation promulgated in the future, or if no such regulation exists, as soon as possible. A Member shall have no obligation to restore a deficit Capital Account balance at any time.

5.6   Accounting Method.

        The books and records of account of the Company shall be maintained in accordance with the accrual method of accounting. However, the Tax Matters Member shall have the option of filing federal income tax returns on a cash basis, to the extent such reporting is available under the Code.

5.7   Records, Audits and Reports.

        At the expense of the Company, the officers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

          (a)   A current list of the full name and last known business, residence or mailing address of each Member, both past and present;

          (b)   A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (c)   Copies of the Company's federal, state and local income tax returns and reports, if any, of the three most recent years;

          (d)   Copies of the Company's currently effective written Operating Agreement and all amendments thereto, copies of any prior written operating agreement no longer in effect, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

          (e)   Minutes of every annual, special and court-ordered meeting of the Board and the Members; and

          (f)    Any written consents obtained from the Board or the Members for action taken by the Board or the Members, respectively, without a meeting.

ARTICLE 6: MANAGEMENT AND CONTROL.

6.1   Exclusive Management by Board.

        Each Member hereby delegates to the Board the exclusive authority to manage the Company's business except as to those matters as to which (a) the approval of the Members is expressly required by this Agreement or by the Act, (b) the Board fails or refuses to act, or (c) the Board submits the matter for approval to the Members. Subject to the provisions of the Certificate, the Act and this Agreement relating to actions required to be approved by the Members, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Board, who shall have all of the rights and powers which may be possessed by a "manager" under the Act, and such rights and powers as are otherwise conferred by law or by this Agreement to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Without limiting the generality of the foregoing, the functions of the Board shall include, without limitation: (i) to resolve any questions relating to a potential conflict of interest between the Company and any other Person; (ii) to appoint officers of the Company from time to time; (iii) to authorize distributions pursuant to Article 5; and (iv) to perform such other functions as are provided for in this Agreement. The Board shall have the authority to adopt rules and procedures, not inconsistent with this Agreement, relating to the conduct of its affairs, including the power to take action by resolution of all the Directors without a meeting. The authority of the Board shall be delegated to officers to the extent provided in Section 6.6 hereof, subject to the limitations provided therein. Decisions of the Board within the scope of its authority shall be binding on the Company and each Member. Any Member who takes any action or binds the Company in violation of this Section 6.1 shall be solely responsible for any loss and expense incurred as a result of the unauthorized action and shall indemnify and bold the Company and the other Members harmless with respect to the loss or expense arising out of or relating thereto.

6.2   Meetings of the Board and of the Members.

  (a)    Calling a Meeting.

        No annual or regular meeting of the Members is required. Meetings of the Members may be called, for any purpose, by a majority of the Board, the Chairman of the Board (as hereinafter defined), the CEO (as hereinafter defined) of the Company or by any Member or Members holding in the aggregate a Majority-in-Interest. Meetings of the Board may be called by the Chairman of the Board, any Director or, by the CEO of the Company, provided that the Board, as a group, shall have the authority to establish a regular meeting schedule. Nothing in this Agreement is intended to require that meetings of the Board be held, it being the intent of the Members that meetings of the Board are not required.

  (b)    Attendance at Meetings; Minutes.

        Attendance at meetings of either the Members or the Board may be by speaker telephone or other communications device whereby all those participating in the meeting may hear each other. The Board shall keep written minutes of all meetings; and the minutes of each meeting shall be signed by the Directors attending or participating by conference call. The minutes shall be included in the records of the Company.

  (c)    Notice; Place of Meetings.

        All meetings of the Board or the Members shall be held upon at least four (4) days notice by mail or forty-eight (48) hours notice delivered personally or by telephone, telegraph or facsimile to each Director or Member entitled to vote at such meeting. Such notice shall specify the place, day and hour of the meeting and the purpose or purposes for which the meeting is being called. Notice of a meeting need not be given to any Director or Member who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, such lack of notice. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Meetings of the Board or the Members may be held at any place within or without the State of California which has been designated in the notice of the meeting or at such place as may be approved by the Board. If all of the Members or Directors shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

  (d)    Record Date.

        For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or, Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the record date for the determination of Members shall be the date on which notice of the meeting is mailed or otherwise given or the date on which the resolution declaring such distribution is adopted, as the case may be. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 6.2, such determination shall apply to any adjournment thereof.

  (e)    Quorum.

        Attendance by all Members shall constitute a quorum at any meeting of Members. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business. Except to the extent that this Agreement expressly requires the approval of all Directors, every act or decision done or made by a majority of the Board present at a meeting duly held at which a quorum is present is the act of the Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. The provisions of this Section 6.2 apply also to committees of the Board and actions taken by such committees.

  (f)    Manner of Acting.

        If a quorum is present at a meeting of the Members, the affirmative vote of Members holding a majority of the aggregate Percentage Interests represented in person or by proxy shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by this Agreement. If a quorum is present at a meeting of the Board, the affirmative vote of a majority of the Directors on the Board shall be the act of the Board, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by this Agreement.

  (g)    Proxies.

        At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the CEO, President or Secretary (each as hereinafter defined) of the Company before or at the time of the meeting.

  (h)    Action Without a Meeting.

        Action required or permitted to be taken at a meeting of Members or Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members or Directors; as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting pursuant to the Act and delivered to the CEO or President for inclusion in the minutes or for filing with the Company records. Action taken under this paragraph is effective when all Members or Directors, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting pursuant to the Act have signed the consent, unless the consent specifics a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

  (i)    Waiver of Notice.

        When any notice is required to be given to any Member or Director, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

6.3   Election of Board.

  (a)    Number, Term, and Qualifications.

        The authorized number of Directors on the Board shall initially be four (4). The following shall be the initial Directors: James Fordyce, John Hockin, Michael Stone and Brian Cherry. The authorized number of Directors of the Company may be increased or decreased from time to time by the affirmative vote or written consent of a majority of the Directors, provided that in no instance shall there be less than one Director. Unless he or she resigns or is removed, each Director shall hold office until a successor shall have been elected and qualified. Each Director shall be elected by the affirmative vote or written consent of a Majority-in-Interest of the Members. A Director need not be a Member, an individual, a resident of the State of California, or a citizen of the United States.

  (b)    Resignation.

        Any Director may resign at any time by giving written notice to the Company without prejudice to the rights, if any, of the Company under any contract to which the Director is a party. The resignation of any Director shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Director who is also a Member shall not affect the Director's rights as a Member and shall not constitute a withdrawal of a Member.

  (c)    Removal.

        All or any lesser number of Directors may be removed at any time, with or without cause, by the affirmative vote of a Majority-in-Interest of the Members at a meeting of the Members, or by the written consent of a Majority-in-Interest of the Members. Any removal shall be without prejudice to the rights, if any, of the Director under any employment contract and, if the Director is also a Member, shall not affect the Director's rights as a Member or constitute a withdrawal of a Member.

  (d)    Vacancies.

        Any vacancy occurring for any reason in the number of Directors may be filled by the affirmative vote or written consent of a Majority-in-Interest of the Members.

6.4   Powers of the Board.

        In addition to all of the powers given to a manager under the Act or other applicable law, but subject to the limitations on the authority of the Board under Section 6.5 hereof, the Board shall have all necessary powers to manage and carry out the purposes, business, and affairs of the Company, including, without limitation, the power to:

          (a)   enter into and participate in joint ventures, limited partnerships, and limited liability companies to carry out the business of the Company under the terms and conditions as the Board shall agree in its sole discretion, subject to any limitations prescribed by this Agreement;.

          (b)   distribute funds to the Members by way of cash flow, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement;

          (c)   employ from time to time, at the expense of the Company, on such terms and for such compensation as the Board may determine, but subject to this Agreement, Persons to render services to the Company, including without limitation, accountants and attorneys (who may also act as such for the Board or any of their Affiliates);

          (d)   cause to be paid all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including without limitation the Director's fees and compensation provided for in this Agreement and such expenses and charges for the services of the Company's employees, accountants, attorneys, and other agents or independent contractors, and such other expenses and charges as the Board dooms necessary or advisable to incur; and

          (e)   (i) cause the Company to borrow money, to issue bonds, notes and other evidence of indebtedness and to mortgage, encumber, pledge or otherwise transfer the Company's assets for the purpose of securing such indebtedness, and (ii) to delegate in writing the foregoing powers to the CEO, the CFO or other authorized officers of the Company or any Director subject to limitations on the aggregate amount of any such borrowings and encumbrances as prescribed by the Board.

6.5   Limitations on Authority of Board.

        Without the unanimous consent of the Members and the Board, neither the Board nor any individual Director shall:

          (a)   do any act that would contravene this Agreement or make It impossible to carry on the ordinary business of the Company;

          (b)   confess a judgment against the Company;

          (c)   allow Company assets to be used for any purpose other than for the exclusive benefit of the Company, or to be commingled with the assets of any other person; or

          (d)   possess Company property, or assign rights in specific Company property, for other than a Company propose.

6.6   Appointment of Officers.

        The Board may appoint officers at any time. The officers of the Company, if deemed necessary by the Board, may include a chairman of the board ("Chairman`), chief executive officer ("CEO"), president ("President"), vice president or executive vice president, secretary ("Secretary"), and chief financial officer ("CFO"). The officers shall serve at the pleasure of the Board until a replacement officer is appointed by the Board, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer needs to be a resident of the State of Delaware or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Board. No officer shall be a "manager" for the purpose of the Act.

  (a)    Removal, Resignation and Filling of Vacancy of Officers.

        Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time by giving written notice to the Board. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

  (b)    Salaries of Officers.

        The salaries of all officers of the company shall be fixed by a resolution of the Board.

  (c)    Duties and Powers of the Chairman.

        The Chairman, if such an officer be appointed, shall, if present, preside at meetings of the Members and the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by this Agreement if there is no CEO or President, the Chairman shall, in addition, be the CEO of the Company and shall have the duties and powers proscribed in Section 6.6(d) hereof.

  (d)    Duties and Powers of the CEO.

        The CEO shall, subject to the control of the Board, have general and active management of the business of the Company and shall see that all orders and resolutions of the Members and Board are carried into effect. He or she shall have the general powers and duties of management usually vested in the office of a chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or this Agreement.

        The CEO shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

        Notwithstanding anything to the contrary in this Agreement neither the CEO nor any other officer shall have any authority to take any of the following actions without first obtaining the consent of the Board as provided in Section 6.2 hereof:

            (i)    Contacts with Members or Affiliates. Approval of the terms of any material agreement, contract, instrument or other transaction between the Company and any Member or any Affiliate of a Member, except as explicitly provided for elsewhere herein.

            (ii)   Merger, Sale of Assets. Authorization of the merger or consolidation of the Company with any Person, any liquidation or dissolution of the Company, any change to the form of the organization of the Company or any sale, lease, exchange, transfer of all or substantially all of the assets of the Company.

            (iii)  Bankruptcy Filing. (i) Commencing, or causing the Company to commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or the seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of creditors; or (ii) if there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above, taking any action in furtherance of or indicating its consent to, approval of, or acquiescence, therein, or (iii) admitting in writing its inability to pay its debts as they become due.

  (e)    Duties and Power of President.

        The President shall have the same duties and powers as provided to the CEO except as otherwise provided under this Agreement.

  (f)    Duties and Powers of Vice President or Executive Vice President.

        The vice-president or executive vice-president, or if there shall be more than one, the vice-presidents or executive vice-presidents in the order determined by a resolution of the Board, shall, in the absence or disability of the CEO and the President, perform the duties and exercise the powers of the CEO and President and shall perform such other duties and have such other powers as the Board by resolution may from time to time prescribe.

  (g)    Duties and Powers of Secretary.

        The Secretary shall attend all meetings of the Board and all meetings of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members or the Board and shall perform such other duties as may be prescribed by the Board. The Secretary shall have custody of the seal, if any, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature.

        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Board, a register, or a duplicate register, showing the names of all Members, their addresses and their respective Percentage Interests. The Secretary shall also keep all documents as may be required under the Act. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to tune by the Board. The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

        If the Board chooses to appoint an assistant Secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

  (h)    Duties and Powers of Chief Financial Officer.

        The CFO shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Membership Interests. The books of account shall at all reasonable times be open to inspection by any Director.

        The CFO shall have the custody of the funds of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.

        The CFO shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the CEO and the Board, at their regular meetings, or when Members so require, at a meeting of the Members an account of all his or her transactions as treasurer and of the financial condition of the Company.

        The CFO shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Board. The CFO shall have the general duties, powers and responsibility of a CFO of a corporation, and shall be the chief financial and accounting officer of the Company.

        If the Board chooses to elect an assistant treasurer or assistant treasurers, the assistant treasurers in the order of their seniority shall, in the absence, disability or inability to act of the CFO, perform the duties and exercise the powers of the CFO, and shall perform such other duties as the Board shall from time to time prescribe.

  (i)    Acts of Officers as Conclusive Evidence of Authority.

        Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the Chairman of the Board, the CEO, the President or any vice President and any Secretary, any assistant Secretary, the CFO, or any assistant treasurer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other Person that the signing officers had no authority to execute the same.

  (j)    Signing Authority of Officers.

        Subject to any restrictions imposed by the Board, any officer, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts, and other instruments obligating the Company to pay money must be signed on behalf of the Company, by one of the following: (i) any Director, (ii) the CEO, (iii) the President, provided, however, that the President is only authorized to sign such instruments with a value of less than $50,000, or (iv) the CFO. Any instrument may be executed and delivered on behalf of the Company by any Director, the CEO or the CFO of the Company, including any Deed, Deed of Trust, Note or other evidence of indebtedness, Lease Agreement, Security Agreement, Financing Statement, Contract of Sale, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; and no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. All persons may rely thereon and shall be exonerated from any and all liability if they deal with the CEO of the Company on the basis of documents approved and executed on behalf of the Company by the

CEO. Any person dealing with the Company or its Board or Members may rely upon the certificate signed by any officer of the Company as to:

          (a)   The identity of the Members or Directors;

          (b)   Acts by the Members or Directors; and

          (c)   Any act or failure to act by the Company as to any matter whatsoever involving the Company or any Member.

  (k)    Bank Accounts.

        The CEO, President or CFO may from time to time open bank accounts in the name of the Company.

6.7   Conflicts of Interest.

          (a)   The Directors shall be required to devote only such time to the affairs of the Company as such Directors determine, in their sole, but reasonable discretion, may be necessary in light of the authority delegated to and responsibilities undertaken by the Board. The Directors shall otherwise remain free to engage in such independent activities as they may deem appropriate in their discretion.

          (b)   In connection with his activities pursuant to this Agreement, the Directors may be compensated for such services by a wide variety of possible means including, without limitation, compensation, whether in cash or in kind, as director's fees, consulting fees, finder's fees or commissions, or other fees, or any other similar type of compensation. A Director shall promptly report to the Board any such remuneration received by him or its Affiliates in connection with his activities pursuant to this Agreement. Any such remuneration maybe retained by the Director.

          (c)   Any Director or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

          (d)   Notwithstanding that it may constitute a conflict of interest, a Director may, and may cause his Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length.

6.8   Limitation on Liability.

        Neither the Directors nor the officers of the Company shall be liable, responsible, or accountable, in damages or otherwise, to the Company or any Member for any action taken or any failure to act on behalf of the Company within the scope of the authority conferred on the Directors or officers, as applicable, by this Agreement or by law, unless the act or omission was performed or omitted fraudulently, in bad faith, or in contravention of this Agreement, or constituted gross negligence.

6.9   Indemnification and Liability of Directors and Officers.

          (a)   None of the Directors or officers of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any acts performed, or for any failure to act within the scope of this Agreement. To the fullest extent permitted by law, each Director and officer of the Company (individually, each an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company, or by reason of the Indemnitee's status as a Director or officer of the Company, regardless of whether the Indemnitee retains such status at the time any such loss, claim, damage, liability, or other expense is paid or incurred if (i) the Indemnitee acted within the scope of such Person's authority pursuant to this Agreement and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute fraud, gross negligence, willful misconduct or a material breach of the terms of this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i) or (ii) of this Section 6.9.

        To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this section shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 6.9.

        The indemnification provided by this Section 6.9 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnitee.

        Any indemnification under this Section 6.9 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against any Member with respect to such Indemnification.

        An Indemnitee shall not be denied indemnification, in whole or in part, under this Section 6.9 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfies the conditions set forth in this Agreement.

        The indemnification provided in this Section 6.9 is for the benefit of the specified Persons only and shall not be deemed to create any right to indemnification for any other Person.

        The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business and may name the Indemnitees as additional insured parties thereunder.

        To the extent that the a person entitled to indemnification is successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Section 6.9, or in the defense of any claim, issue, or matter therein, the Company shall Indemnify them against the expenses, including attorneys' fees, actually and reasonably incurred by them in connection therewith.

6.10 Indemnification Procedures; Survival.

          (a)   Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 6.9 hereof, the Indemnitee shall notify the Company in writing within 30 days thereafter; provided, however, that the omission so to notify the Company shall not relieve the Company of any liability for indemnification pursuant to Section 6.9 hereof as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company).

          (b)   An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof; but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof without reservation and employ counsel within a reasonable period of time after being given the notice required above, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Company and the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company.

          (c)   The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (d)   The Company may pay the expenses incurred by an Indemnitee in defending a pending or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person or entity to repay such payment if such person shall be determined not to be entitled to Indemnification therefor as provided herein; provided, however, that in such instance such person is not defending a civil action, suit or proceeding commenced against such person by the Company itself.

          (e)   The indemnification obligation set forth in Section 6.9 hereof shall survive the termination of this Agreement.

6.11 Reimbursement of Expenses.

        The Company shall reimburse its officers and Directors for expenditures made from their own funds for Company purposes.

ARTICLE 7: PROVISIONS APPLICABLE TO MEMBERS

7.1   Liability.

        Except as otherwise provided by Section 18-601 of the Act or any amended or successor section, a Member shall be liable with respect to the Company only to the extent of the amount of his aggregate Capital Contributions made by each such Member under this Agreement.

7.2   No Participation in Control or Management.

        The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Certificate and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Board, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

7.3   No Withdrawal or Dissolution.

        The death of a Member shall not dissolve or terminate the Company. No Member at any time shall have the right to have the Company dissolved or to withdraw, or have its capital contribution withdrawn, from the Company, except as provided in this Agreement.

7.4   Consent.

        To the fullest extent permitted by law, each of the Members hereby consents to the exercise by the Board and the officers of all of the rights, and powers conferred on the Board and the officers by this Agreement.

7.5   Admission of Additional Members; Additional Classes of Members.

        The Board may, in its sole and absolute discretion, admit any Person as an additional Member of the Company. Any additional Members shall obtain Membership Interests and will participate in the Profits, Losses, and distributions of the Company on such terms as are determined by the Board. Notwithstanding the foregoing, substitute Members may only be admitted in accordance with Article 9. The establishment of additional and different classes of Members of the Company shall require the approval of a Majority in-Interest of the Members and a majority of the Directors on the Board and if admitted as a Member, are subject to the terms and provisions of this Agreement.

7.6   Members Are Not Agents.

        The management of the Company is vested in the Board and those officers of the Company which the Board decides to appoint pursuant to Section 6.6. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

7.7   Voting.

        Except as expressly provided in this Agreement or the Certificate, Members shall have no voting, approval or consent rights. When permitted to vote, each Member shall be entitled to vote his Percentage Interest.

ARTICLE 8: BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

8.1   Books; Place; Access.

        The officers shall maintain proper and complete books of account on behalf of the Company. Such books of account, together with an executed copy of this Agreement and the Certificate of Formation shall be kept at the principal office of the Company. All Members or their legal counsel shall at all reasonable times have access to and the right to inspect and copy the same at any time during ordinary business hours.

8.2   Attorneys and Accountants, Financial Reports.

        The attorneys and certified public accountants for the Company shall be appointed by the Board. The Company's annual financial statements shall be audited by the Company's independent certified public accountants. The Members shall receive (1) the annual audited financial statements of the Company within 90 days after the close of each Fiscal Year, (ii) quarterly unaudited financial statements, and a narrative report of the Company's status and operations during such period within 45 days of the end of each of the first three quarters of each Fiscal Year; and (iii) a report indicating such Member's share of all Items of income, gain, loss or deduction of the Company for such Fiscal Year for federal income tax purposes, together with any additional tax information reasonably requested by a Member, within 90 days of the close of each Fiscal Year of the Company. The fees for any audit or review of quarterly reports shall be paid by the Company.

8.3   Bank Accounts.

        The President or CFO shall select a depository or depositories for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Board shall from time to time designate the persons authorized to withdraw funds from such account. The officers shall not commingle the funds of the Company with their own funds or the funds of any other or entity.

8.4   Tax Matters Member; Tax Matters.

          (a)   Except to the extent specifically provided in the Code or Treasury Regulations (or the laws of other relevant taxing jurisdiction), the Tax Matters Member, in its sole and absolute discretion shall have exclusive authority to act for or on behalf of the Company with regard to tax matters, including the authority to make (or decline to make) any available tax elections, including any election under Section 754 of the Code and the Company's method of depreciation. The Tax Matters Member shall prepare and file any U.S. federal, state and local tax returns for the Company on a timely basis and shall be the sole signatory to such returns, except to the extent any other person is required by law to also sign such returns. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's calendar year.

          (b)   Any Member entering into a settlement agreement with the Internal Revenue Service that concerns a Company item shall notify the Tax Matters Member of such settlement agreement and its terms within 15 days after the date thereof.

          (c)   During any Company income tax audit or other income tax controversy with any governmental agency, the Tax Matters Member shall keep the other Members informed of all material facts and developments on a reasonably prompt basis. All expenses incurred by the Tax Matters Member with respect to any tax matter that does or may affect the Company, or any Member by reason thereof including but not limited to expenses incurred by the Tax Matters

  Member in connection with preparation of Company tax returns and Company level administrative or judicial tax proceedings, shall be paid for out of Company assets; provided that the Company shall not be obligated to pay any such expenses incurred as a result of the Tax Matters Member's breach of fiduciary duty, breach of duty of loyalty, bad faith, gross negligence, intentional misconduct or knowing violation of the law. Prompt notice shall be given to the Members upon receipt of advice that the internal Revenue Service or other taxing authority intends to examine any income tax return, or records or books of the Company. If another Member is permitted by the Tax Matters Member or under the Code to participate in Company-level administrative or judicial tax proceedings, such Member shall be responsible for all expenses incurred by it in connection with any such participation. The cost of any tax adjustments to a Member's tax return arising from an audit or other proceeding of the Company shall be solely the responsibility of such Member.

          (d)   Each Member shall furnish the Tax Matters Member with such information (including information specified in Section 6230(e) of the Code) as the Tax Matters Member may reasonably request to permit the Tax Matters Member to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code.

ARTICLE 9: ASSIGNMENT OR TRANSFER OF MEMBERS' INTERESTS

9.1   Restriction on Transfer.

          (a)   A Member may not Transfer its Membership Interest or all or part of its Percentage Interest in the Company (collectively the "Interests") unless the Board has consented in writing to the proposed Transfer, which consent shall not be unreasonably withheld if the assigning Member provides written notice of the proposed Transfer to the Board, which notice contains the following.

            (i)    an opinion of counsel (unless waived by the Board, satisfactory in form and substance to the Board, to the effect that either (A) the Transfer constitutes an exempt transaction under, and does not require registration under, all applicable federal and state securities laws, or (B) the Interests to be transferred are duly and properly registered under the applicable securities laws;

            (ii)   evidence satisfactory to the Board that the transferee is eligible to become a substituted Member pursuant to this Article 9 and the assignee's agreement to comply with and be bound by the terms of this Agreement and the execution of any and all documents that the Board may deem necessary in connection with such Transfer and substitution;

            (iii)  evidence satisfactory in form and substance to the Board that the Transfer will not impair the ability of the Company to be taxed as a partnership for federal income tax purposes; and

            (iv)  representations in form and substance satisfactory to the Board that the transferee is acquiring the Interests for its own account and for investment and not with a view to the distribution thereof.

          (b)   The appropriate Company records shall be noted to prevent the Transfer of any Interests in the Company otherwise than in accordance with this Article 9.

          (c)   No transferee of all or part of the Membership Interests shall have the right to become a substituted Member unless (i) its transferor has stated such intention in the instrument of assignment, and (ii) the Board has consented to the admission of such transferee as a substituted Member pursuant to Section 9.1 (a) hereof. The admission of a substituted Member may be effected without the consent of any Member.

9.2   Documents and Expenses.

        As a condition to admission as a substituted Member, a transferee of all or part of the Membership Interests of any Member, or the legatee or distributee of all or any part of the Membership Interests of any Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the agreement of the Person being admitted as such substituted Member to be bound by all the terms and provisions of this Agreement. Such transferee, legatee or distributee shall pay all reasonable expenses in connection with such admission as a substituted Member, including, but not limited to, legal fees and costs of the preparation, filing and publishing of any amendment to the certificate of formation of the Company if necessary or desirable in connection therewith.

9.3   Acquit Company.

        In the absence of written notice to the Company of any assignment or Transfer of the Membership Interests of any Member, any payment to the assigning Member or its executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an Interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

9.4   Further Restrictions on Transfer.

          (a)   Notwithstanding the foregoing provisions of this Article 9, a sale, exchange or Transfer of Membership Interests may be made only if the Board, after consulting with the Company's legal and tax advisors, determines that such Transfer shall not result in (i) the Company being subjected to any additional regulatory requirements (including those of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as amended), (ii) a violation of applicable law or this Agreement, (iii) the Company being taxable as a corporation, (iv) the Company being deemed terminated pursuant to Section 708 of the Code (unless the Board determines, no material adverse tax effect shall result therefrom), or (v) the Company becoming a "publicly traded partnership" within the meaning of Sections 469(k)(2) and 7704(b) of the Code.

          (b)   Without limiting the foregoing, the Board shall not cause or permit (i) any offering of Membership Interests in the Company to be registered under the Securities Act of 1933, as amended, or (ii) Membership Interests in the Company to become "traded on an established securities market" and the Board shall withhold its consent to, and shall neither permit nor recognize, any Transfer that to the Board's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a "secondary market (or the substantial equivalent thereof)," in each case within the meaning of Sections 7704 or 469(k) of the Code and Treasury Regulations promulgated thereunder.

          (c)   Notwithstanding any of the provisions of this Agreement, no sale or exchange of a Membership Interests may be made if the interest sought to be sold or exchanged, when added to the total of all other Membership Interests sold or exchanged within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code, unless a Majority-in-Interest of the Members shall otherwise agree.

ARTICLE 10: AMENDMENT OF AGREEMENT

        This Agreement may be amended by a written action signed by the Board; provided however, that no such amendment shall have an adverse affect on a Member's rights to allocations of Profits and Losses and distributions of cash or property without such Member's written consent.

ARTICLE 11: DISSOLUTION AND LIQUIDATION

11.1 Events Causing Dissolution.

        The Company shall be dissolved only upon the occurrence of any of the following events:

          (a)   The expiration of the term set forth in Section 1.3 hereof, in which case the Board shall take all actions necessary to dissolve the Company upon expiration of such term;

          (b)   The sale, exchange or other disposition or distribution of all or substantially all of the assets and properties of the Company;

          (c)   The unanimous consent of all Members; or

          (d)   The final decree of a court that such dissolution is required under applicable law.

11.2 Liquidation and Winding Up.

        If dissolution of the Company is caused by reason of any of the events set forth in Section 11.1 hereof, the Company shall be liquidated and the Board (or other Person or Persons designated by a decree of court) shall wind up the affairs of the Company. The Board or other Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

          (a)   To the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member);

          (b)   To the establishment of any reserves deemed necessary by the Board, or the Person winding up the affairs of the Company, for any contingent liabilities or obligations of the Company (including those of the Person serving as the liquidator);

          (c)   To the repayment of any outstanding loans from a Member to the Company; and

          (d)   The balance, if any, to the Members pro rata in accordance with the provisions of Article 5 hereof.

ARTICLE 12: MISCELLANEOUS PROVISIONS

12.1 Interpretation.

        All references herein to Articles and Sections refer to Articles and Sections of this Agreement. All references herein to Schedules or Exhibits refer to items that are attached hereto and are hereby made a part hereof by reference. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement.

12.2 Notice.

        Any notice, demand, consent, authorization or other communication that any Member is required or may desire to give to or make upon the other Members or the Company pursuant to this Agreement shall be in writing and shall be effective, valid and duly given and received if hand delivered, sent by verified facsimile (with a copy by regular mail), or three (3) days after mailing if mailed by regular mail, postage prepaid; if to the Company, to the principal office of the Company set forth in Section 1.2 or to such other address as the Company shall notify the Members in writing; and if to the Members, to the addresses set forth on Schedule A or to such other address as such Members may hereafter designate by notice in writing to the Company.

12.3 Successors and Assigns.

        Except as herein otherwise provided to the contrary, this Agreement shall be binding and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

12.4 Governing Law.

        This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to the law of conflicts of any jurisdiction).

12.5 Severability.

        In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this Agreement or the validity or the formation of the Company as a limited liability company under the Act.

12.6 Partition.

        The Members agree that the assets and properties of the Company are not and will not be suitable for partition. Accordingly, each Member hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of such assets and properties.

12.7 Counterparts.

        This Agreement may be executed in any number of original counterparts, all of which evidence only one agreement and only one of which need be produced for any purpose. In addition, this Agreement may be executed in separate counterparts.

12.8 Entire Agreement.

        This Agreement contains the complete and entire agreement between the parties relating to the subject matter hereof, and supersedes all prior negotiations, agreements, representations and understandings, if any, between the parties respecting such matters.

12.9 No Third Party Beneficiary.

        Except as otherwise expressly provided for herein, this Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns, and no other Person shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

12.10 Specific Performance

        Because of the unique character of the Membership Interests, the Members and the Company will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the sale, Transfer, assignment or disposition of Membership Interests, or any Percentage Interest therein, an injunction may be issued restraining any purported sale. Transfer, assignment or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any such Membership Interests, or any portion thereof such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Members or the Company may have.

12.11 Cumulative Voting.

        No Member will have any cumulative voting rights.

12.12 Preemptive Rights.

        No Member will have any preemptive rights.

12.13 Dissenters Rights.

        No Member shall have any right to dissent from any action approved pursuant to this Agreement whether under or by virtue of the Act or otherwise, unless the Act shall expressly limit the scope of this Agreement in such respect.

12.14 Exhibits.

        Exhibits and schedules referred to in this Agreement and attached hereto are incorporated herein in full by this reference as if each of such exhibits, schedules or annexes were set forth in the body of this Agreement and duly executed by the parties hereto.

12.15 Arbitration.

        Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Los Angeles, California by three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators award in any court having competent jurisdiction. The determination of which party or parties will bear costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 12.15 will be determined by the arbitrators. Any party may, without violating the provisions of this Agreement relating to exclusive arbitration of disputes and controversies, seek injunctive relief from a court of Competent jurisdiction if necessary to preserve the status quo or otherwise prevent irreparable harm pending final resolution of the dispute or controversy on the merits through arbitration.

12.16 Survival.

        It is the express intention and agreement of the Members that all covenants, agreements, statement, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement and, where appropriate to facilitate the intent of this Agreement, the dissolution, liquidation and winding up of the Company.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as, of the date set forth in the first paragraph above.

INTERACTIVE HEALTH, INC., a Delaware corporation and the sole Member of the Company
By:	/s/ CRAIG P. WOMACK Name: Craig P. Womack Its: Chief Executive Officer, Chief Operating Officer and Director

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THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT